Exhibit 99.1

Eagle Delays Third Quarter 2023 Results and Conference Call

WOODCLIFF LAKE, NJ—November 9, 2023—Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today announced that it will be delaying the release of its third quarter 2023 results and investor conference call, previously scheduled for today, Thursday, November 9, 2023. The Company currently anticipates filing a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission no later than one business day after the due date of its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2023 (the “Form 10-Q”), and expects to file its Form 10-Q  by November 14, 2023, prior to the expiration of the extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934.

The Company requires more time to review potential adjustments relating to the reporting of sales of PEMFEXY® prior to filing its Form 10-Q. In addition, the Company expects to revise its previously disclosed 2023 full year guidance downward.

“We remain confident in the strength of our business and our outlook for 2024, and we look forward to reporting on our commercial portfolio, progress on our pipeline and other initiatives,” stated Scott Tarriff, President and CEO of Eagle.

Third Quarter Fiscal Year 2023 Earnings Conference Call

The Company will reschedule its third quarter 2023 financial results call at a time to be announced.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include PEMFEXY®, RYANODEX®, BENDEKA®, BELRAPZO®, TREAKISYM® (Japan), and BYFAVO® and BARHEMSYS® through its wholly owned subsidiary Acacia Pharma Inc. Eagle’s oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states, and the company is focused on developing medicines with the potential to become part of the personalized medicine paradigm in cancer care. Additional information is available on Eagle’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations with respect to the timing of its SEC filings, including the Form 12b-25 and the Form 10-Q, and the anticipated release of financial results for the third quarter ended September 30, 2023, expectations with respect to the anticipated reporting of financial and business results, including potential adjustments related to the reporting of sales for PEMFEXY®, and statements and expectations regarding the Company’s financial projections and guidance, including anticipated financial performance for 2023, the strength of the Company’s business, pipeline and other initiatives and the potential of the Company’s pipeline and product candidates to address underserved therapeutic areas across multiple disease states. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the post- COVID-19 environment and geopolitical factors such as the conflicts between Russia and Ukraine and Gaza and Israel; delay in or failure to obtain regulatory approval of the Company's or its partners’ product candidates and successful compliance with FDA, European Medicines Agency and other governmental regulations applicable to product approvals; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the outcome of litigation involving any of its products or that may have an impact on any of its products; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; unexpected safety or efficacy data observed during clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risks inherent in drug development and in conducting clinical trials; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, and for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Public Relations for Eagle Pharmaceuticals, Inc.:
Faith Pomeroy-Ward
T: 817-807-8044
E: faith@eagleus.com